BRISTOW GROUP INC. SENIOR EXECUTIVE SEVERANCE PLAN The purpose of the Bristow Group Inc. Senior Executive Severance Plan (the “Plan”) is to provide severance pay and benefits to Participants whose employment with Bristow Group Inc. (the “Company”) is terminated under certain circumstances. The Company’s Board of Directors (the “Board”) approved the severance terms under the Plan effective October 20, 2022 (the “Effective Date”), and such terms will be applicable to Participants who incur a Qualifying Termination on or after the Effective Date. The Plan is intended to be an “employee welfare benefit plan” as defined in Section 3(1) of ERISA. This document constitutes both the written instrument under which the Plan is maintained and the required summary plan description for the Plan. Section 1. DEFINITIONS. Wherever used in the Plan, the following words and phrases shall have the meaning set forth below unless the context plainly requires a different meaning: 1.1 “280G Payments” shall have the meaning set forth in Section 9.1. 1.2 “Accounting Firm” shall have the meaning set forth in Section 9.3. 1.3 “Accrued Benefits” shall mean (i) any base salary earned by the Participant through, but not paid to the Participant as of, the Date of Termination, (ii) any annual cash bonus earned by the Participant for a prior year but not paid to the Participant as of the Date of Termination and (iii) any vested employee benefits to which the Participant is entitled as of the Date of Termination under the employee benefit plans of the Company, a Subsidiary or an Affiliate. 1.4 “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act. 1.5 “Base Salary” shall mean the Participant’s annual base salary as in effect immediately prior to the Date of Termination or, if higher, in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason. 1.6 “Base Severance Payment” shall mean the sum of Base Salary and Target Annual Bonus. 1.7 “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act. 1.8 “Cause” with respect to a Participant, means “Cause” (or any term of similar effect) as defined in such Participant’s employment agreement or incentive award agreement with the Company or (if such an agreement exists and contains a definition of Cause (or term of similar effect)), in the absence of such definition (or term of similar effect), then Cause will mean (i) fraud, embezzlement or gross insubordination on the part of the Participant or breach by the Participant of his or her obligations under any Company policy or procedure; (ii) conviction of or the entry of Exhibit 10.1

2 a plea of nolo contendere by the Participant for any felony; (iii) a material breach of, or the willful failure or refusal by the Participant to perform and discharge, his or her duties, responsibilities or obligations, as an employee; or (iv) any act of moral turpitude or willful misconduct by the Participant which (A) is intended to result in substantial personal enrichment of the Participant at the expense of the Company or (B) has a material adverse impact on the business or reputation of the Company. For purposes of this definition, “Company” will also be deemed to include any Subsidiary of the Company. 1.9 “Change in Control” shall have the meaning set forth in the Bristow Group Inc. 2021 Equity Incentive Plan, as amended, or any successor plan thereto. 1.10 “Change in Control Protection Period” shall begin upon a Potential Change in Control and shall end 24 months following a Change in Control, provided, however, that if the Board in its discretion determines that a Potential Change in Control is no longer expected to result in a Change in Control, the Change in Control Protection Period shall lapse upon such determination. 1.11 “COBRA” shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended from time to time. 1.12 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. 1.13 “Confidential Information” shall have the meaning set forth in Section 10.1 hereof. 1.14 “Date of Termination” shall mean the date a Participant’s employment terminates as a result of a Qualifying Termination. 1.15 “Disability” shall mean that a Participant is considered to be disabled within the meaning of the applicable Company long-term disability benefit plan, as in effect immediately prior to the Date of Termination. 1.16 “Employee” means an individual who is an employee of the Company or any Subsidiary. 1.17 “Employer” means individually, and “Employers” means collectively, the Company and each subsidiary of the Company that adopts the Plan with the Company's consent. 1.18 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time. 1.19 “Excise Tax” shall mean set forth in Section 9.1. 1.20 “Good Reason” shall mean, in each case without the Participant’s consent, (i) a material diminution in the Participant’s base compensation, annual target bonus opportunity or annual target long-term incentive award opportunity, (ii) (A) only with respect to a Non- Operational Participant, a material diminution in the Participant’s title, authority, duties or

3 responsibilities, (B) only with respect to an Operational Participant during the Change in Control Protection Period, a material diminution in the Participant’s duties or responsibilities from those the Participant held immediately prior to the Change in Control Protection Period, (iii) a change in the geographic location from where the Participant performs his/her services for the Company, or its applicable Subsidiary or Affiliate, by more than 50 miles from the geographic location where the Participant previously performed his/her services for the Company, or its applicable Subsidiary or Affiliate immediately prior to the change in location, (iv) a material breach by the Employer of any material written agreement between the Participant and the Employer or (v) the failure of any successor to expressly assume and agree to perform this Plan in accordance with Section 5.1 hereof. The Participant’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder. Notwithstanding the foregoing, the Participant shall not be considered to have terminated the Participant’s employment for Good Reason unless, within sixty (60) days following the occurrence of an event described in subclause (i), (ii), (iii), (iv) or (v) hereof, the Participant gives the Company written notice of the existence of an such event, the Company does not remedy such event within thirty (30) days of receiving such notice and the Participant terminates the Participant’s employment within thirty (30) days of the end of the Company’s cure period. 1.21 “Non-Operational Participant” shall mean any Participant who is designated as a Non-Operational Participant in the Participant’s Participation Notice. 1.22 “Operational Participant” shall mean any Participant who is designated as an Operational Participant in the Participant’s Participation Notice. 1.23 “Other Severance” shall have the meaning set forth in Section 2.4 hereof. 1.24 “Participant” shall mean (i) each Tier 1 Participant, (ii) each Tier 2 Participant, and (iii) each Tier 3 Participant. 1.25 “Participation Notice” shall have the meaning set forth in Section 2.1 hereof. 1.26 “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Section 13(d) and Section 14(d) thereof, except that such term shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company. 1.27 “Potential Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred before the date of the first occurrence of a Change in Control: (I) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

4 (II) the Company or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control; (III) any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 35% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates); or (IV) the Board adopts a resolution to the effect that, for purposes of this Plan, a Potential Change in Control has occurred. 1.28 “Qualifying Termination” shall mean the termination of a Participant’s employment by Employer other than for Cause or by the Participant for Good Reason. 1.29 “Release Condition” shall mean the Participant’s execution of a customary and reasonable general release of claims in a form reasonably specified by the Company, and all applicable revocation periods relating to such release expire within 55 days following the Date of Termination. 1.30 “Restricted Period” shall mean (A) in the event of a Qualifying Termination not in connection with a Change in Control, the 12-month period following the Participant’s Qualifying Termination or (B) in the event of a Qualifying Termination within a Change in Control Protection Period, (i) the 24-month period following a Qualifying Termination for each Tier 1 Participant and (ii) the 18-month period following a Qualifying Termination for each Tier 2 and Tier 3 Participant. 1.31 “Retirement” shall be deemed the reason for the termination by a Participant of the Participant’s employment if such employment is terminated in accordance with the Company’s retirement policy, including early retirement, generally applicable to its salaried employees. 1.32 “Subsidiary” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. 1.33 “Target Annual Bonus” shall mean the Participant’s target annual cash bonus pursuant to any annual bonus or incentive plan maintained by the Company in respect of the fiscal year in which occurs the Date of Termination or, if higher, immediately prior to the fiscal year in which occurs the first event or circumstance constituting Good Reason; provided, that if the Participant is not eligible to receive a specified target annual cash bonus following the Change in Control, then Target Annual Bonus shall mean such target annual cash bonus in effect as of immediately prior to the date of the Change in Control; provided, further, that if a specified target annual cash bonus is not specified for the Participant either prior to or after the date of the Change in Control, then Target Annual Bonus shall mean an amount equal to the average bonus amount actually paid to the Participant for the two years prior to the date of the Change in Control.

5 1.34 “Term” shall mean the two year period commencing as of the date hereof, which period will be automatically renewed on each consecutive day thereafter, such that, on any given day, the Term of the Plan shall be two years; provided, that the Board may terminate this Plan in accordance with Section 8 hereof; and provided, further, that if a Change in Control shall have occurred during the Term, the Term shall expire no earlier than 24 months beyond the month in which such Change in Control occurred. 1.35 “Tier 1 Participant” shall mean any Participant who is designated as a Tier 1 Participant in the Participant’s Participation Notice. 1.36 “Tier 2 Participant” shall mean any Participant who is designated as a Tier 2 Participant in the Participant’s Participation Notice. 1.37 “Tier 3 Participant” shall mean any Participant who is designated as a Tier 3 Participant in the Participant’s Participation Notice. 1.38 “Welfare Period” shall have the meaning set forth in Section 2.2(iii). Section 2. SEVERANCE ELIGIBILITY AND PAYMENTS. 2.1 General. The Board shall provide each Employee selected to participate in the Plan with a written notice that sets forth the tier at which such Participant will participate in the Plan and the Participant’s designation as either an Operation Participant or a Non-Operational Participant (a “Participation Notice”). Upon a Qualifying Termination, a Participant will become entitled to the Accrued Benefits and, subject to the Participant’s satisfaction of the Release Condition and the Participant’s continued compliance with the provisions of Section 10 hereof, to the payments and benefits set forth (i) under Section 2.2 upon a Qualifying Termination not in connection with a Change in Control or (ii) under Section 2.3 upon a Qualifying Termination that occurs in connection with a Change in Control. For the avoidance of doubt, a Participant shall not be entitled to benefits described in this Section 2 if the Participant’s employment is terminated (A) by the Participant’s Employer for Cause, (B) due to the Participant’s death or Disability, or (C) due to the Participant’s voluntary termination other than for Good Reason, including, for the avoidance of doubt, as a result of the Participant’s Retirement. 2.2 Benefits Upon a Qualifying Termination Not in Connection with a Change in Control. A Participant entitled to payments and benefits under this Section 2.2 shall be entitled to the following: (i) An amount equal to the sum of the below, paid in accordance with the Employer’s normal payroll practices, commencing on the 60th day following the Date of Termination, with the first payment to include all amounts that would have been paid during such sixty (60)-day period: (I) The product of the Participant’s Base Salary and (A) with respect to a Tier 1 Participant, two (2); or (B) with respect to a Tier 2 Participant or a Tier 3 Participant, one (1), payable in substantially equal installments over, with respect to a Tier 1 Participant, 24 months, and with respect to a Tier 2 Participant or a Tier 3 Participant, 12 months; and

6 (ii) The Target Annual Bonus for the fiscal year in which the Date of Termination occurs, pro-rated based on the number of days elapsed in the fiscal year prior to the Date of Termination. (iii) If COBRA is applicable to the Participant and the Participant, his or her spouse and eligible dependents, as applicable, have timely elected COBRA coverage, during the Welfare Period, the Company will pay for the employer and participant portions of the cost of COBRA coverage for such Participant and for his or her spouse and eligible dependents at the amounts and based on the level of coverage in effect as of the Participant’s Date of Termination. The “Welfare Period” will begin on the first day of the month following the month in which the Participant’s Date of Termination occurs and shall extend for (A) with respect to a Tier 1 Participant or a Tier 2 Participant, eighteen (18) months or (B) with respect to a Participant in Tier 3, six (6) months; provided, that notwithstanding the foregoing, the Welfare Period will terminate earlier upon the Participant becoming (I) ineligible for COBRA coverage or (II) eligible for healthcare benefits through a subsequent employer, which the Participant must notify the Company of such eligibility within ten (10) days of becoming eligible for such coverage. (iv) The Participant shall be provided outplacement services commensurate with the Participant’s position and Company policy or practice in effect at the time of the Participant’s termination of employment, but which in no event will exceed the earlier of (A) twenty-four months following the Date of Termination or (B) the Participant’s acceptance of an offer of full-time employment from a subsequent employer, in each case in an amount not to exceed $25,000 in the aggregate. 2.3 Benefits Upon a Qualifying Termination in Change in Control. A Participant shall receive the following benefits upon a Qualifying Termination that occurs during the Change in Control Protection Period: (i) A lump sum payment, payable within 60 days following the Date of Termination, provided, that if the 60-day period begins in one taxable year and ends in a second taxable year, the payment shall be made in the second taxable year, equal to the sum of: (I) An amount equal to the product of the Base Severance Payment and (A) with respect to a Tier 1 Participant, three (3) or (B) with respect to a Tier 2 Participant or a Tier 3 Participant, one and a half (1½); and (II) An amount equal to the cost of COBRA coverage for 18 months for continued medical benefits for the Participant and the Participant’s eligible dependents (including the Participant’s spouse) who were covered as of the Date of Termination under the Company’s medical benefit plan(s) as in effect for similarly situated employees of the Company during the period immediately prior to such date. (ii) The Target Annual Bonus for the fiscal year in which the Date of Termination occurs, pro-rated based on the number of days elapsed in the fiscal year prior to the Date of Termination, payable when annual bonuses are payable to similarly situated active employees.

7 (iii) The Participant shall be provided outplacement services commensurate with the Participant’s position and Company policy or practice in effect at the time of the Participant’s termination of employment, but which in no event will exceed the earlier of (A) (I) the end of the second calendar year following the calendar year in which the Qualifying Termination occurs for each Tier 1 Participant, (II) 24 months for each Tier 2 Participant and (III) 12 months for each Tier 3 Participant or (B) the Participant’s acceptance of an offer of full-time employment from a subsequent employer, in each case in an amount not to exceed $25,000 in the aggregate. 2.4 Other Severance Payments. In the event that the Company or, if the Company is not the Participant’s Employer, Participant’s Employer is obligated by law or contract to pay a Participant other severance pay, a termination indemnity, notice pay, or the like, or if the Company or, if the Company is not the Participant’s Employer, Participant’s Employer is obligated by law to provide advance notice of separation (“Other Severance”), then the amount of the Cash Payment or Change of Control Cash Payment otherwise payable to such Participant shall be reduced by the amount of any such Other Severance actually paid to the Participant (but not below zero). Section 3. REIMBURSEMENT OF EXPENSES. The Company shall reimburse a Participant for all expenses (including reasonable attorney’s fees) incurred by the Participant in enforcing Section 2.3 of this Plan or as a result of the Company contesting the validity or enforceability of Section 2.3 of this Plan, regardless of the outcome thereof; provided, that the Company shall not be obligated to pay any such fees and expenses arising out of any action brought by a Participant if the finder of fact in such action determines that the Participant’s position in such action was frivolous or maintained in bad faith. Such costs shall be paid to such Participant promptly upon presentation of expense statements or other supporting information evidencing the incurrence of such expenses. Section 4. NO MITIGATION. The Company agrees that, if the Participant’s employment with the Company terminates during the Term, the Participant is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Participant by the Company pursuant to Section 2 hereof. Further, unless otherwise provided for COBRA benefits in Section 2, the amount of any payment or benefit provided for in this Plan shall not be reduced by any compensation earned by the Participant as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Participant to the Company, or otherwise. Section 5. SUCCESSORS; BINDING AGREEMENT. 5.1 Successors. In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Plan in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

8 5.2 Enforcement by Participant’s Successors. The Company’s obligations under this Plan shall inure to the benefit of and be enforceable by the Participant's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Participant shall die while any amount would still be payable to the Participant hereunder (other than amounts which, by their terms, terminate upon the death of the Participant) if the Participant had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Plan to the executors, personal representatives or administrators of the Participant’s estate. Section 6. NOTICES. Notices and all other communications provided for hereunder shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed, if to the Participant, to the most recent address shown in the personnel records of the Company and, if to the Company, to the address set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt: To the Company: Bristow Group Inc. 3151 Briarpark Drive, Suite 700 Houston, Texas 77042 Attention: Senior Vice President, General Counsel Section 7. SETTLEMENT OF DISPUTES; ARBITRATION. In the event of a claim by a Participant as to the amount or timing of any payment or benefit, such Participant shall present the reason for his claim in writing to the Board. The Board shall, within 60 days after receipt of such written claim, send a written notification to the Participant as to its disposition. In the event the claim is wholly or partially denied, such written notification shall (i) state the specific reason or reasons for the denial, (ii) make specific reference to pertinent Plan provisions on which the denial is based, (iii) provide a description of any additional material or information necessary for the Participant to perfect the claim and an explanation of why such material or information is necessary, and (iv) set forth the procedure by which the Participant may appeal the denial of his claim. In the event a Participant wishes to appeal the denial of his claim, he may request a review of such denial by making application in writing to the Board within 60 days after receipt of such denial. Such Participant (or his duly authorized legal representative) may, upon written request to the Board, review any documents pertinent to his claim, and submit in writing issues and comments in support of his position. Within 60 days after receipt of a written appeal (unless special circumstances, such as the need to hold a hearing, require an extension of time, but in no event more than 120 days after such receipt), the Board shall notify the Participant of the final decision. The final decision shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based. Section 8. PLAN MODIFICATION OR TERMINATION. This Plan may be amended by the Board at any time; provided, that no amendment shall be made in respect of any Participant who has incurred a Qualifying Termination that is adverse to the Participant’s rights under this Plan

9 without the Participant’s consent. The Board may terminate this Plan at any time that it shall have no Participants. Notwithstanding the foregoing, this Plan may not be terminated in whole or in part, or otherwise amended or modified in any respect, (i) during the Change in Control Protection Period or(ii) for two years following the Effective Date. Section 9. SECTION 280G. 9.1 Treatment of Potential Parachute Payments. Notwithstanding the provisions of this Plan or any other plan, arrangement or agreement to the contrary, if any of the payments or benefits received or to be received by the Participant (including, without limitation, any payments or benefits received in connection with a Change in Control or the Participant’s termination of employment, and whether pursuant to the terms of this Plan or any other Plan, arrangement, or agreement or otherwise) (all such payments collectively referred to as the “280G Payments”) constitute parachute payments within the meaning of Section 280G of the Code and would, but for this Section 9 be subject to the excise tax imposed under Section 4999 of the Code (or any successor provision thereto) or any similar tax imposed by state or local law and any interest or penalties with respect to such taxes (collectively, the “Excise Tax”), the 280G Payments shall be either (i) payable in full or (ii) reduced to the minimum extent necessary to ensure that no portion of the 280G Payments is subject to the Excise Tax, whichever of the foregoing clauses (i) or (ii) results in the Participant’s receipt on an after-tax basis of the greatest amount of payments and benefits after taking into account the applicable federal, state, local and foreign income, employment and excise taxes (including the Excise Tax). 9.2 Reduction of Payments. In the case of a reduction in the 280G Payments pursuant to Section 9.1, any such reduction shall be made in accordance with Section 409A of the Code and the following: the 280G Payments which do not constitute deferred compensation subject to Section 409A of the Code shall be reduced first, and (ii) 280G Payments that are cash payments shall be reduced before non-cash payments, and 280G Payments to be made on a later payment date shall be reduced before payments to be made on an earlier payment date. 9.3 Determinations. Unless the Company and Participant otherwise agree in writing, any determination required under this Section 9 shall be made in writing in good faith by the accounting firm which was the Company’s independent auditor immediately before the Change in Control (the “Accounting Firm”), which shall provide detailed supporting calculations to the Company and the Participant as requested by the Company or Participant. For purposes of making the calculations required by this Section 9, the Accounting Firm may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Section 280G of the Code and Section 4999 of the Code. The Company and the Participant will furnish to the Accounting Firm such information and documents as the Accounting Firm reasonably may request in order to make determinations under this Section 9. The Company will bear the costs and make all payments required to be made to the Accounting Firm for the Accounting Firm’s services that are rendered in connection with any calculations contemplated by this Section 9. The Company will have no liability to the Participant for the determinations of the Accounting Firm. 9.4 Additional Payments. If the Participant receives reduced payments and benefits by reason of this Section 9 and it is established pursuant to a determination of a court of

10 competent jurisdiction which is not subject to review or as to which the time to appeal has expired, or pursuant to an Internal Revenue Service proceeding, that the Participant could have received a greater amount without resulting in any Excise Tax, then the Company shall thereafter pay the Participant the aggregate additional amount which could have been paid without resulting in any Excise Tax as soon as reasonably practicable. Section 10. RESTRICTIVE COVENANTS 10.1 Confidential Information. At all times following a termination of the Participant's employment with the Company, the Participant may not use or disclose, except on behalf of the Company and pursuant to the Company’s directions, any Company “Confidential Information” (i.e., information concerning the Company and its business that is not generally known outside the Company, and includes, but is not limited to, (a) trade secrets; (b) intellectual property; (c) information regarding the Company’s present and/or future products, developments, processes and systems, including invention disclosures and patent applications; (d) information on customers or potential customers, including customers’ names, sales records, prices, and other terms of sales and Company cost information; (e) Company business plans, marketing plans, financial data and projections; and (f) information received in confidence by the Company from third parties). For purposes of this Section 10.1, information regarding products, services or technological innovations in development, in test marketing or being marketed or promoted in a discrete geographic region, which information the Company is considering for broader use, shall be deemed not generally known until such broader use is actually commercially implemented. Nothing herein shall prohibit the Participant from disclosing Confidential Information when required to do so by a court of law, governmental agency or administrative or legislative body (including a committee thereof) with apparent jurisdiction to order the Participant to divulge, disclose or make accessible such Confidential Information. Participant shall, immediately following his or her termination of employment, return all Company property in his or her possession (and sign a written acknowledgement to this effect), including but not limited to all computer software, computer access codes, laptops, cell phones, personal handheld devices, keys and access cards, credit cards, vehicles, telephones, office equipment and all copies (including drafts) of any documentation or information (however and wherever stored) relating to the business of the Company. 10.2 Solicitation of Employees and Customers. In recognition of the fact that the Participant will be provided confidential information, customer goodwill, and other valuable rights of the Company which must be protected, during the Restricted Period, the Participant may not, in the geographic area for which the Participant was responsible while employed by the Company, directly or indirectly solicit or induce any customer that the Participant serviced at the Company about whom the Participant gained Confidential Information during his/her employment with the Company, in an attempt to divert, transfer, or otherwise take away business from the Company. Further, during the Restricted Period, the Participant may not, directly or indirectly, induce, attempt to induce, or aid others in inducing an exempt employee of the Company to accept employment or affiliation with another firm or corporation engaging in such business or activity of which the Participant is an employee, owner, partner or consultant. 10.3 Non-Competition. In recognition of the fact that the Participant will be provided confidential information, customer goodwill, and other valuable rights of the Company

11 which must be protected, during the Restricted Period, the Participant may not, in the geographic area for which the Participant was responsible while employed by the Company, directly or indirectly engage in activities which are entirely or in part the same as or similar to activities in which the Participant engaged at any time during the two years preceding termination of the Participant’s employment with the Company for any individual, company or entity in connection with products, services or technological developments (existing or planned) that are entirely or in part the same as, similar to, or competitive with, any products, services or technological developments (existing or planned) on which the Participant worked at any time during the two years preceding termination of the Participant’s employment. Without limiting the generality of the foregoing, the Participant shall not engage in any business or in any activity related to providing helicopter transport services, including without limitation, any search and rescue services, buying, leasing or selling helicopters, and engaging in any other business for the Company which the Participant has primary responsibilities for the Company. 10.4 Non-Disparagement. At all times following the Participant’s employment with the Company, the Participant may not, except to the extent required by law or legal process, make, or cause to be made, any statement or communicate any information (whether oral or written) that disparages or reflects negatively on the Company or any of its officers, directors, partners, shareholders, attorneys, employees and agents. 10.5 Use of “Company” in this Section. For purposes of this Section 10, “Company” shall mean Bristow Group Inc. and/or any of its Subsidiaries or Affiliates. 10.6 Reasonableness; Scope. In consideration of receiving payments and benefits hereunder upon termination of employment, each Participant hereby acknowledges that the duration and geographic scope of the Restrictive Covenants set forth in this Section 10 are reasonable. In the event that any court of competent jurisdiction determines that the duration or the geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, the Company and the Participant agree that the provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The Company and the Participant agree that a court of competent jurisdiction may modify the duration and geographic scope of the Restrictive Covenants to the extent necessary to render the provision reasonable and enforceable. It is the intent of the Company and the Participant that the Restrictive Covenants shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective. 10.7 Clawback/Forfeiture of Payments and Benefits. In addition to the Company’s legal and equitable remedies (including injunctive relief), if the Board of Directors of the Company determines (in its sole discretion but acting in good faith) that the Participant has violated any portion of this Section 10, then the Company may recover or refuse to pay any of the payments or benefits that may be owed to the Participant under Section 2.2 or Section 2.3 of this Plan.

12 Section 11. GENERAL PROVISIONS. 11.1 Administration. This Plan shall be interpreted, administered and operated by the Board, which shall have complete authority, in its sole discretion subject to the express provisions of this Plan, to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations necessary or advisable for the administration of this Plan. All questions of any character whatsoever arising in connection with the interpretation of this Plan or its administration or operation shall be submitted to and settled and determined by the Board in accordance with the procedure for claims and appeals described in Section 7 hereof. Any such settlement and determination shall be final and conclusive, and shall bind and may be relied upon by the Company, each of the Participants and all other parties in interest. The Board may delegate any of its duties hereunder to such person or persons from time to time as it may designate. 11.2 Assignment. Except as otherwise provided herein or by law, no right or interest of any Participant under this Plan shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including without limitation, by execution, levy, garnishment, attachment, pledge or in any manner; no attempted assignment or transfer thereof shall be effective; and no right or interest of any Participant under this Plan shall be subject to any obligation or liability of such Participant. When a payment is due under this Plan to a Participant who is unable to care for his affairs, payment may be made directly to his legal guardian or personal representative. 11.3 Governing Law; Interpretation. The validity, interpretation, construction and performance of this Plan shall be governed by the laws of the State of Delaware. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. 11.4 Withholding. Any payments and benefits provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law. 11.5 Survival. The obligations of the Company and the Participant under this Plan which by their nature may require either partial or total performance after the expiration of the Term (including, without limitation, those under Section 2, Section 3 and Section 10 hereof) shall survive such expiration. 11.6 No Right to Continued Employment. Neither the establishment of this Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefits shall be construed as giving any Participant, or any person whomsoever, the right to be retained in the service of the Company, and all Participants shall remain subject to discharge to the same extent as if this Plan had never been adopted. 11.7 Headings; Gender. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan. References in this Plan to any gender include references to all genders, and references to the singular include references to the plural and vice versa.

13 11.8 Benefits Unfunded. This Plan shall not be funded. No Participant shall have any right to, or interest in, any assets of the Company which may be applied by the Company to the payment of benefits or other rights under this Plan. 11.9 Enforceability. The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision of this Plan, which shall remain in full force and effect. 11.10 Section 409A. The intent of the parties is that payments and benefits under this Plan be exempt from, or comply with, Section 409A of the Code, and accordingly, to the maximum extent permitted, this Plan shall be interpreted and administered to be in accordance therewith. Notwithstanding anything contained herein to the contrary, the Participant shall not be considered to have terminated employment with the Company for purposes of any payments under this Plan which are subject to Section 409A of the Code until the Participant would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A of the Code. It is intended that each payment or benefit or installment of payments provided under this Plan is a separate “payment” for purposes of Section 409A of the Code and that the payments satisfy, to the greatest extent possible, the exemptions from the applicable section of Section 409A of the Code, including those provided under Treasury Regulations 1.409A-1(b)(4) regarding short-term deferrals, 1.409A-1(b)(9)(iii) regarding the two-times, two year exception and 1.409A-1(b)(9)(v) regarding reimbursements and other separation pay. Without limiting the foregoing and notwithstanding anything contained herein to the contrary, to the extent a Participant is deemed to be a “specified employee” within the meaning of Section 409A of the Code, without limiting the foregoing and notwithstanding anything contained herein to the contrary, to the extent a Participant is deemed to be a “specified employee” within the meaning of Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Plan and that would constitute “deferred compensation” for purposes of Section 409A of the Code and are or may become subject to the accelerated taxation and/or tax penalties under Section 409A of the Code, such amounts shall be paid on the first business day after the date that is six (6) months following the Participant’s separation from service (or, if earlier, death). To the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts reimbursable to the Participant under this Plan shall be paid to the Participant on or before the last day of the year following the year in which the expense was incurred and the amount of expenses eligible for reimbursement (and in-kind benefits provided) during any one year may not effect amounts reimbursable or provided in any subsequent year. The Company makes no representation that any or all of the payments described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.